Exhibit 5.1

OPINION OF VINSON & ELKINS L.L.P

March 1, 2021

Live Oak Mobility Acquisition Corp.

4921 William Arnold Road

Memphis, TN 38117

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Live Oak Mobility Acquisition Corp., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement pursuant to Rule 462(b) on Form S-1 (the “462(b) Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale by the Company of (a) 2,000,000 units (the “Firm Units”) of the Company, each such unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), and one-fifth of one warrant of the Company (each whole warrant, a “Warrant”); each whole Warrant entitles the holder thereof to purchase one share of Common Stock as specified in the 462(b) Registration Statement, (b) up to an additional 300,000 units that the underwriters will have a right to purchase from the Company to cover over-allotments (the “Option Units” and, together with the Firm Units, the “Units”) and (c) all shares of Common Stock and all Warrants issued as part of the Units as specified in the 462(b) Registration Statement. The Units are being offered and sold pursuant to a prospectus (the “Prospectus”) forming a part of the Company’s Registration Statement on Form S-1, as amended (File No. 333-252453) (the “Registration Statement”), initially filed by the Company on January 27, 2021.

In connection with the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.2 to the Registration Statement; (ii) the Bylaws of the Company that are filed as Exhibit 3.3, to the Registration Statement; (iii) the 462(b) Registration Statement and the Registration Statement; (iv) the form of the underwriting agreement proposed to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement; (v) the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement; (vi) the Specimen Class A Common Stock Certificate that is filed as Exhibit 4.2 to the Registration Statement; (vii) the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement; (viii) the form of warrant agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), that is filed as Exhibit 4.4 to the Registration Statement; and (ix) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the 462(b) Registration Statement and the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; and (v) all Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the Prospectus relating thereto. We have further assumed that each of the documents identified in clauses (i) through (viii) of the preceding paragraph will be entered into, adopted or filed as appropriate.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.

The Units, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by Continental Stock Transfer & Trust Company, as transfer agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.

The Common Stock included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

3.

The Warrants included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Warrants by the Warrant Agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America. We do not express any opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

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